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                       CONSENT OF INDEPENDENT
                    CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Jayark Corporation

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 15, 1998 (except for Note 15 for which the date is August 7,1998) relating to the consolidated financial statements of Jayark Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO Seidman, LLP

New York, New York
September 11, 1998